UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2015

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2015, Gregory D. Wasson resigned as a member of the AmerisourceBergen Corporation (the “Company”) Board of Directors (the “Board”) following his retirement from Walgreen Co. (“Walgreens”), where he formerly served as President and Chief Executive Officer.  Mr. Wasson had been designated to serve on the Company’s Board pursuant to that certain Shareholders Agreement, dated as of March 18, 2013, by and among the Company, Walgreens Boots Alliance, Inc. (as successor in interest to Walgreens), Alliance Boots GmbH, Walgreens Pharmacy Strategies, LLC and Alliance Boots Luxembourg S.a.r.l.

Mr. Wasson’s resignation from the Company’s Board is not as a result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: January 15, 2015	By:	/s/ Tim G. Guttman
Name: Tim G. Guttman
Title: Executive Vice President and Chief Financial Officer